UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2006

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14841	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2006, the Registrant entered into a lease (the “Lease”) with Berk and Berk, At Franklin Plaza, A Limited Liability Company (the “Landlord”) for office space at One Franklin Plaza, Burlington, New Jersey (the “Property”) as further described in “Item 2.01. Completion of Acquisition or Disposition of Assets”, which is incorporated by reference in this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 18, 2006, the Registrant completed the sale and leaseback of the Property pursuant to an Agreement of Sale with Berk-Cohen Associates Investment Co., LLC (the “Buyer”) dated as of November 14, 2005 and the Lease. The Registrant sold the Property for $10,300,000.00 to the Buyer and will lease office space at the Property from the Landlord for a term of ten years and three months with an initial annual fixed rent of $736,760. The annual fixed rent shall be $716,797 in year two, $758,230 in year three, $799,663 in year four, $917,560 in year five, $962,760 in year six, $1,007,960 in year seven, $1,053,160 in year eight, $1,098,360 in year nine, $1,143,560 in year ten and $297,190 in the three months thereafter. The Registrant is responsible for payment of all real estate taxes and utilities, most repairs, and is required to maintain appropriate insurance coverage. It has provided to the Landlord a refundable security deposit of $368,380. The Registrant can extend the term of the Lease upon 12 months notice for an additional ten years upon the same terms and conditions, except that the rent shall be 95% of the then Fair Market Value (as defined in the Lease). Copies of the Agreement of Sale and the Lease are attached hereto as Exhibits 10.1 and 10.2 respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1	Agreement of Sale, dated as of November 14, 2005 between Franklin Electronic Publishers, Incorporated and Berk-Cohen Associates Investment Co., LLC.

10.2	Lease dated as of January 18, 2006 between Berk and Berk, At Franklin Plaza, A Limited Liability Company and Franklin Electronic Publishers, Incorporated.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: January 24, 2006	By:	/s/ Arnold D. Levitt
	Name:	Arnold D. Levitt
	Title:	Senior Vice President,
Chief Financial Officer